EXHIBIT 5.1



Biopure Corporation
11 Hurley Street
Cambridge, MA  02141

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          In connection with the registration by Biopure Corporation, a Delaware corporation (the "Registrant"), of the resale by Steelhead Investments Ltd. ("Steelhead") of up to 1,044,386 shares of common stock of the Registrant (the "Shares") under the Securities Act of 1933, as amended (the "Act"), on that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on January 29, 2003 (the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

          In my capacity as General Counsel to the Registrant, I am familiar with the proceedings taken by the Registrant in connection with the authorization, issuance and sale of the Shares to Steelhead. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

          I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

          Subject to the foregoing, it is my opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters".

                                                     Very truly yours,


                                                     /s/ Jane Kober